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                                                                     EXHIBIT 1.1

                       EOP OPERATING LIMITED PARTNERSHIP
                        (a Delaware limited partnership)

                                  $200,000,000

                          7.5% Notes due April 19, 2029



                             UNDERWRITING AGREEMENT


                                                                 April 13, 1999


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
on behalf of the Underwriters listed on Schedule A hereof

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
     World Financial Center
     North Tower
     New York, New York 10281-1209

Dear Ladies and Gentlemen:

         EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") on behalf of the Underwriters listed on Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of $200,000,000 aggregate principal amount of 7.5% Notes due April 19, 2029 (the "Securities"). The Securities will be issued pursuant to an indenture dated as of September 2, 1997 (such indenture, as supplemented, the "Indenture"), between the Operating Partnership and State Street Bank and Trust Company, as trustee (the "Trustee"). The Securities will be issued in book-entry form only to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Operating Partnership, the Trustee and DTC. Unless the context otherwise requires, as used herein, "you" and "your" shall mean the parties to whom this Underwriting Agreement (this "Agreement") is addressed. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Prospectus (as defined below) relating to the Securities.


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                  The Operating Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed.

                  The Operating Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-58689) covering the registration of debt securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Operating Partnership will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Any prospectus supplement relating to the Securities that omitted certain pricing information and was used after the effectiveness of such registration statement and prior to the execution and delivery of this Agreement and the prospectus contained in such registration statement are collectively referred to as herein as a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and the prospectus supplement relating to the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with confirming sales of the Securities, are collectively referred to herein as the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  The "Company" shall mean Equity Office Properties Trust, a Maryland real estate investment trust, which is the managing general partner of the Operating Partnership.

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                  Section 1.   Representations and Warranties of the Operating
Partnership.

                  (a) The Operating Partnership represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

                                    (i) Compliance with Registration
                  Requirements. The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                                    At the respective times the Registration
                  Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

                                    Each preliminary prospectus and the
                  prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                                    (ii) Incorporated Documents. The documents
                  incorporated or deemed to be incorporated by reference in the Registration Statement and the


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                  Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (iii) Independent Accountants. Ernst & Young
                  LLP, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

                                    (iv) Financial Statements. The financial
                  statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and data included in the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. The Statements of Revenues and Certain Operating Expenses included in the Prospectus for certain of the Properties (as defined below) present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Operating Partnership, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                                    (v) No Material Adverse Change. Since the
                  respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Operating Partnership and its subsidiaries considered as one

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                  enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) no casualty loss or condemnation or other adverse event with respect to any Property has occurred that would result in a Material Adverse Effect (as defined below), (C) there have been no transactions or acquisitions entered into by the Operating Partnership or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Operating Partnership and its subsidiaries considered as one enterprise, (D) except as described in the Registration Statement and the Prospectus and except for regular quarterly distributions on the partnership interests of the Operating Partnership, there has been no distribution of any kind declared, paid or made by the Operating Partnership with respect to its partnership interests, and (E) there has been no material change in the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Operating Partnership.

                                    (vi) Good Standing of the Operating
                  Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with partnership power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Operating Partnership or its subsidiaries (each individually, a "Property" and collectively, the "Properties"), to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under or contemplated under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and the its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                                    (vii) Good Standing of the Subsidiaries.
                  Each of the subsidiaries of the Operating Partnership listed on Schedule C to this Agreement (collectively, the "Significant Subsidiaries"), if any, has been duly organized and is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its Properties and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus. Each of the subsidiaries of the Operating Partnership is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust and is in good standing in each jurisdiction in which the business conducted by such subsidiary is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, singly or


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                  in the aggregate, to so qualify would not result in a Material
                  Adverse Effect. Each of the partnership or operating agreements of the Significant Subsidiaries is in full force and effect.

                                    (viii) Capitalization of Operating
                  Partnership. The capitalization of the Operating Partnership is as set forth in the Prospectus as of the date referenced therein. All of the partnership interests outstanding at the date hereof were duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. The outstanding partnership interests were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                                    (ix) Authorization of the Indenture. The
                  Indenture has been duly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                                    (x) Authorization of the Securities. The
                  Securities have been duly authorized by the Operating Partnership and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                                    (xi) Description of the Securities and the
                  Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                                    (xii) Absence of Defaults. Neither the
                  Operating Partnership nor any Significant Subsidiary is in violation of its declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and neither the Operating Partnership nor any Significant Subsidiary is in default in the performance or observance of any




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                  obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not result in a Material Adverse Effect.

                                    (xiii) Absence of Conflicts. The execution
                  and delivery of this Agreement and the Indenture, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby or thereby or in the Prospectus (including the issuance and sale of the Securities by the Operating Partnership) will not result in the creation of any lien, charge or encumbrance upon the Properties or conflict with or constitute a breach or violation by the Operating Partnership or any of its subsidiaries, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject, (B) the declaration of trust, the charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity or (C) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) and (C) for such liens, charges, encumbrances, conflicts, breaches, violations or defaults as would not result in a Material Adverse Effect.

                                    (xiv) Authorization of Agreement. The
                  Operating Partnership has the requisite power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                                    (xv) Absence of Proceedings. There is no
                  action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership, the Company, any Significant Subsidiary, any Property or any officer or trustee of the Company that, if determined adversely to the Operating Partnership, the Company, any Significant Subsidiary, any Property or any such officer or trustee, might
                  (A) result in any Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There are no legal or governmental proceedings pending or, to the knowledge of the Operating Partnership, threatened to which the Operating Partnership or any significant subsidiary is a party or to which any of their respective assets, properties or operations is the subject that are required to be described in the Prospectus that are not so described. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership, the Company or any Significant Subsidiary is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Prospectus, including ordinary routine



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                  litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                                    (xvi) Accuracy of Exhibits. There are no
                  contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                                    (xvii) Investment Company Act. Neither the
                  Operating Partnership nor any Significant Subsidiary is, or at the Closing Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                    (xviii) Possession of Intellectual Property.
                  The Operating Partnership and its subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                                    (xix) Absence of Further Requirements. All
                  authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement or the Indenture have been obtained, except such as have been already obtained or as may be required under the securities, blue sky or real estate syndication laws of various states in connection with such offer, issuance and sale.

                                    (xx) Possession of Licenses and Permits. The
                  Operating Partnership and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business now conducted by them, or proposed to be conducted by them, as described in the Prospectus, except where the failure to possess any such Governmental License would not have a Material Adverse Effect. The Operating Partnership and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse



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                  Effect. Neither the Operating Partnership nor any of its
                  subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                                    (xxi) Absence of Labor Dispute. No labor
                  dispute with the employees of the Operating Partnership or any of its subsidiary exists or, to the knowledge of the Operating Partnership, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

                                    (xxii) Title to Property. (A) With respect
                  to the Properties in which the Operating Partnership owns, directly or indirectly, all of the ownership interest therein, the Operating Partnership or its subsidiaries have good and marketable fee simple title to the land underlying such Properties (or, to the extent described in the Prospectus, a valid leasehold estate in such land) and (except for the Property known as "500 Orange") good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time (or which are being contested pursuant to applicable law), to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Time, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use, of the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, tenant leases, service marks and trade names used in connection with such Properties, ground leases and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) with respect to the Properties in which the Operating Partnership owns, directly or indirectly, less than all of the ownership interest (the "Joint Venture Properties"), the Operating Partnership or its subsidiaries have good and marketable title to such ownership interests and the respective entities owning the Joint Venture Properties have good and marketable title to such interests in the Joint Venture Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (A) above; (C) the ground leases under which the applicable subsidiaries of the Operating Partnership lease the land on which certain Properties are located are in full force and effect, and each of such subsidiaries is not in default in respect of any of the terms or provisions of such leases and neither the Operating Partnership nor any such subsidiary has not received notice of the assertion of any claim by anyone adverse to such subsidiaries' rights as lessees under such leases, or affecting or questioning such




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                  subsidiaries' right to the continued possession or use of the
                  Property under such leases or of a default under such leases;
                  (D) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Operating Partnership or any of its subsidiaries are disclosed in the Prospectus, subject to the exceptions set forth in clause (A) above; (E) neither any subsidiary of the Operating Partnership nor any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any of its subsidiaries, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults and unmatured events of default that would not result in a Material Adverse Effect; (F) except for such rights of first refusal as may be contained in the agreements related to the Joint Venture Properties, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in full force and effect insurance coverages for the assets of the Properties that are commercially reasonable for such types of assets, and neither the Operating Partnership nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither the Operating Partnership nor any of its subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions as are disclosed in the Prospectus or that would not have a Material Adverse Effect.

                                    (xxiii) Environmental Laws. Except as
                  disclosed in the Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect;
                  (B) neither the Operating Partnership nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Operating Partnership or any of its subsidiaries adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) neither the Operating Partnership nor any of its



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                  subsidiaries is engaged in or intends to engage in any
                  manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental
                  Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Operating Partnership nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Operating Partnership nor any of its subsidiaries has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Operating Partnership nor any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership nor any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Representative.

                                    As used herein, the term "Hazardous
                  Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                                    (xxiv) Tax Compliance. Each of the Operating
                  Partnership and its subsidiaries has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith, and except in any case in which the failure to so file or pay would not have a Material Adverse Effect.

                                    (xxv) No Price Manipulation. Neither the
                  Operating Partnership nor any of its Significant Subsidiaries, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Securities.

                                    (xxvi) Plan Assets. The assets of the
                  Operating Partnership and its subsidiaries do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

                                    (xxvii) Regulations G, T, U and X. None of
                  the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of
                  Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                                    (xxviii)Partnership Classification. The
                  Operating Partnership and each of the Significant Subsidiaries that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 11, 1997 through the date hereof, or, in the case of any Significant Subsidiary partnerships that have terminated, through the date of termination of such Significant Subsidiary partnerships.

                                    (xxix) Cross Defaults. The mortgages and
                  deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its subsidiaries; and, except as disclosed in the Prospectus, neither the Operating Partnership nor any of its subsidiaries holds participating interests in such mortgages and deeds of trust.

                  (b) Any certificate signed by any officer of the Company, on behalf of the Operating Partnership, and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Operating Partnership to each Underwriter as to the matters covered thereby.


                  Section 2.   Sale and Delivery; Closing.

                  (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Representative and the Operating Partnership, at 9:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section
10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Operating Partnership (such time and date of payment and delivery being herein called "Closing Time").

                  Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the

Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (c) Denominations; Registration. The Securities shall be in book-entry form only and shall be represented by global certificates in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time. The Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.


                  Section 3. Covenants of the Operating Partnership. The Operating Partnership covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Operating Partnership will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Operating Partnership will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

                  (c) Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

                  (d) Delivery of Prospectuses. The Operating Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) State Law. The Operating Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions, including real estate syndication laws, as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Operating Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

                  (g) Rule 158. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (i) Reporting Requirements. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (j) DTC. The Operating Partnership shall use its reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC.

                  (k) Ratings. The Operating Partnership will use its reasonable best efforts to enable Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

                  (l) Notification of Certain Events. Prior to the Closing Time, the Operating Partnership will notify the Representative in writing immediately if any event occurs that renders any of the representations and warranties of the Operating Partnership contained herein inaccurate or incomplete.


                  Section 4.   Payment of Fees and Expenses.

                  (a) Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, including any global securities, (iii) the preparation, issuance and delivery of the Securities, including any global Securities, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue sky memorandum (the "Blue Sky Memorandum") and any amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities,
(ix) all expenses and listing fees incurred in connection with the clearance and settlement of the Securities through DTC and (x) all expenses and listing fees incurred in connection with the application to obtain CUSIP numbers for the Securities.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.


                  Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Operating Partnership contained in Section 1(a) hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                  (b) (i) At the Closing Time, you shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., counsel for the Operating Partnership, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto.

                            (ii) At the Closing Time, the Representative shall
                   have received the favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in Items (1) (as to formation, valid existence and good standing only),
                   (3),(4),(5),(6),(7),(8) and (14) of Exhibit A hereto and a statement similar to the statement referred to in the last paragraph of Exhibit A hereto.

                             (iii) At the Closing Time, you shall have received
                  the favorable opinion, dated as of the Closing Time, of Rosenberg & Liebentritt, P.C., counsel for the Operating Partnership, with respect to the foreign qualifications of the Operating Partnership.

                        In giving their opinions required by Section 5(b)(i),
(ii) and (iii), each of Hogan & Hartson L.L.P., Brown & Wood LLP and Rosenberg & Liebentritt, P.C. may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Operating Partnership or the Significant Subsidiaries and (B) as to the qualification and good standing of each of the Operating Partnership or the Significant Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters.

                  (c) At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, and you shall have received a certificate of the Chief Executive Officer and the chief financial or chief accounting officer of the Company, on behalf of the Operating Partnership, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c), stating that
(i) there has been no Material Adverse Change, (ii) the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, and (iii) the conditions precedent set forth in this Section 5 have been satisfied or waived and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.

                  (d) At the time of execution of this Agreement, you shall have received from Ernst & Young, LLP a letter dated such date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (e) At the Closing Time, you shall have received from Ernst & Young LLP a letter dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(i) of this Section 5, except that the "specified date" referred to shall be a date not more than three days prior to the Closing Time. Any exception will be identified in such letter.

                  (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

                  (g) At or prior to the Closing Time, the Securities shall be rated at least Baa1 by Moody's and BBB by S&P and the Operating Partnership shall have delivered to the Representative evidence reasonably satisfactory to the Representative confirming that the Securities have such ratings; and since the date of the Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Operating Partnership's other debt securities or the Company's preferred shares of beneficial interest by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities or any of the Operating Partnership's other debt securities or the Company's preferred shares of beneficial interest.

                  (h) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Operating Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Sections 4 and except that Sections 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.


                  Section 6.   Indemnification.

                  (a) Indemnification of Underwriters. The Operating Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                                    (i) against any and all loss, liability,
                  claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (ii) against any and all loss, liability,
                  claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

                                    (iii) against any and all expense whatsoever
                  (including, without limitation, the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) Indemnification of the Operating Partnership. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Operating Partnership, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning such Underwriter furnished to the Operating Partnership through the Representative by or on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


                  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Operating Partnership, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Operating Partnership and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the discounts and commissions appearing on the cover page of the Prospectus bears to the price to investors appearing thereon and the Operating Partnership is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Prospectus.


                  Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, on behalf of the Operating Partnership, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Operating Partnership or any controlling person, and shall survive delivery of the Securities to the Underwriters.

                  Section 9.   Termination of Agreement.

                  (a) The Representative may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the Representative's reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any of the Company's shares of beneficial interest or the Operating Partnership's debt securities has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York, Delaware or Maryland authorities.

                  (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof and provided further that Sections 4, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.


                  Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Underwriters.

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term " Underwriter" includes any person substituted for an Underwriter under this Section 10.


                  Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at World Financial Center, North Tower, New York, New York 10281-1305, attention of John Brady, Managing Director; and notices to the Operating Partnership shall be directed to it at Two North Riverside Plaza, Suite 2200, Chicago, IL 60606, attention of Stanley
M. Stevens, Chief Legal Counsel.


                  Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


                  Section 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.


                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.


                  Section 15. Effect of Headings. The Article, Section and Sub-Section headings herein are for convenience only and shall not affect the construction hereof.

                                    * * * * *

                  If the foregoing is in accordance with your understanding of our agreement please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Operating Partnership in accordance with its terms.

                                    Very truly yours,


                                    EOP OPERATING LIMITED
                                    PARTNERSHIP

                                    By:  Equity Office Properties Trust
                                         Managing General Partner

                                    By:  /s/ Stanley M. Stevens
                                         -----------------------
                                         Name:    Stanley M. Stevens
                                         Title:   Executive V.P., Secretary and
                                                  Chief Legal Counsel

Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
For themselves and as the Representative of the other Underwriters named in Schedule A hereto



By:  John C. Breely
     --------------
     Authorized Signatory

                                   SCHEDULE A



                                                        Aggregate Principal
                    Underwriter                        Amount of Securities
                  ---------------                      --------------------
Merrill Lynch, Pierce, Fenner & Smith                          $125,000,000
            Incorporated..................

Lehman Brothers, Inc......................                       25,000,000

J.P. Morgan Securities Inc................                       25,000,000

Morgan Stanley & Co. Incorporated.........                       25,000,000

                                                        -------------------
            Total.........................                     $200,000,000
                                                        ===================














                                    Sch A-1

                                   SCHEDULE B



                        EOP Operating Limited Partnership

                                  $200,000,000

                          7.5% Notes due April 19, 2029


         1. The initial public offering price of the Securities shall be 99.456% of the aggregate principal amount thereof, plus accrued interest, if any, from April 19, 1999.

         2. The purchase price to be paid by the Underwriters for the Securities shall be 98.581% of the aggregate principal amount thereof.

         3. The interest rate on the Securities shall be 7.5% per annum.

         4. The Securities will mature on April 19, 2029 unless redeemed at the option of the Operating Partnership at the redemption price.








                                    Sch B-1

                                   SCHEDULE C



                            Significant Subsidiaries


                                      None















                                    Sch C-1

                                    EXHIBIT A

                        Opinion of Hogan & Hartson L.L.P.

                    (1) The Operating Partnership is a limited partnership formed and validly existing and in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the limited partnership agreement of the Operating Partnership (the "Partnership Agreement") and the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") to own, lease and operate its current properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Indenture (collectively, the "Listed Agreements"), and the Securities. The Operating Partnership is qualified or registered as a foreign limited partnership and is in good standing under the laws of the States listed on Appendix A hereto as of the respective dates of the certificates received from such States. The Company is the managing general partner of the Operating Partnership. As of April ___, 1999 there were ___ Units outstanding and the Company held of record _______ Units, as reflected in the Partnership Agreement.

                    (2) All of the outstanding units of partnership interest ("Units") of the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the holders thereof, and assuming receipt of the capital contributions specified in the Partnership Agreement, are validly issued and fully paid.

                    (3) The Securities have been duly authorized by the Operating Partnership. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment in accordance with the Underwriting Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding at law or in equity).

                    (4) The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                    (5) The Indenture has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

                    (6) The Indenture has been duly qualified under the 1939
          Act.

                    (7) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                    (8) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                    (9) The execution, delivery and performance as of the date hereof by the Operating Partnership of the Listed Agreements and the issuance and sale of the Securities do not (i) violate the Delaware Act or the Partnership Agreement, (ii) to such counsel's knowledge, violate any applicable law, rule, regulation, order, judgment or decree of any Delaware agency or court, or (iii) breach or constitute a default under any agreement or contract listed on Appendix B hereto.

                    (10) The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (11) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission , as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act , as applicable, and the rules and regulations of the Commission thereunder.

                    (12) Neither the Operating Partnership nor any Significant Subsidiary is or after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as described in the Prospectus will be, as of the date hereof, an "investment company" within the meaning of the 1940 Act.

                    (13) No consent, approval, authorization or order of, or filing or registration with, the Commission or any Delaware court or governmental agency or body is required to be obtained or made by the Operating Partnership for the issuance of the Securities or the performance as of the date hereof of the obligations contained in the Securities and the Listed Agreements by the Operating Partnership.

                    (14) The information in the Prospectus under the captions "Description of Notes," "Description of Debt Securities" and "Plan of Distribution" to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

                    (15) The Operating Partnership is classified as a partnership, and is not taxed as a corporation or association taxable as a corporation, for Federal income tax purposes throughout the period from July 7, 1997 through the date hereof.

                    The opinions as to enforceability expressed in Paragraphs
          (3) and (5) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (3) and (5) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                    In giving its opinion required by Section 5(b)(i), such counsel shall additionally state that no facts have come to their attention which cause such counsel to believe that (i) the Registration Statement or any amendment thereto

          (except for the Form T-1, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Operating Partnership that are required to be disclosed in the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Prospectus that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Prospectus. In making the foregoing statement, such counsel may state that such statement is based upon such counsel's participation in conferences with officers and other representatives of the Operating Partnership, representatives of the independent public accountants for the Operating Partnership and with you and your representatives during the course of the preparation of the Registration Statement and the Prospectus.

                                                                     Appendix A

                       States Requiring Registration by or
                   Qualification of the Operating Partnership
                        as a Foreign Limited Partnership

                                                                     Appendix B

                        Material Agreements and Contracts
                          of the Operating Partnership









                                      B-1